                           SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       CULLIGAN WATER TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                     LOGO

                                                                   May 14, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders to be held at the offices of the Company at One Culligan Parkway, Northbrook, Illinois at 10:00 a.m. local time on Friday, June 13, 1997.

  This booklet includes the Notice of the Meeting and the Proxy Statement containing information about the meeting, the nominees for election as directors of the Company and the proposals to be considered at the meeting. Our Annual Report to Stockholders for the fiscal year ended January 31, 1997 is also being mailed with this booklet. In addition to the formal items of business to be brought before the meeting, the meeting will feature a report on the operations of your Company in fiscal 1997, followed by a question and answer period.

  It is important that your shares be voted whether or not you plan to be present at the meeting. Please complete, sign, date and return the enclosed form of proxy promptly. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                                       Sincerely,

                                       /s/ Douglas A. Pertz

                                       Douglas A. Pertz
                                       President and Chief Executive Officer

                       CULLIGAN WATER TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of Culligan Water Technologies, Inc. will be held at the offices of the Company at One Culligan Parkway, Northbrook, Illinois on Friday, June 13, 1997, at 10:00 a.m. local time for the following purposes:

  1. To elect four directors comprising the class of directors of the Company with three-year terms expiring in 2000.

  2. To approve the Culligan Water Technologies, Inc. 1997 Stock Option and Incentive Compensation Plan.

  3. To ratify and approve the appointment of KPMG Peat Marwick LLP as independent auditors.

  4. To transact other such business as properly may come before the meeting.

  Stockholders of record at the close of business on April 25, 1997 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/  Edward A. Christensen

                                       Edward A. Christensen
                                       Secretary

Culligan Water Technologies, Inc.
One Culligan Parkway
Northbrook, Illinois 60062
May 14, 1997

                       CULLIGAN WATER TECHNOLOGIES, INC.
                             One Culligan Parkway
                          Northbrook, Illinois 60062

                                PROXY STATEMENT

                                 INTRODUCTION

GENERAL

  The accompanying proxy is solicited by the Board of Directors of Culligan Water Technologies, Inc. (the "Company" or "Culligan") in connection with the Annual Meeting of Stockholders of the Company to be held on Friday, June 13, 1997, at 10:00 a.m., local time, at the offices of the Company at One Culligan Parkway, Northbrook, Illinois (the "Meeting"), and at any adjournment or postponement of the Meeting. It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about May 14, 1997. The mailing address of the Company's principal executive office is One Culligan Parkway, Northbrook, Illinois 60062.

  The Board intends to present to the Meeting:

  1. the election of four directors comprising the class of directors of the Company with three-year terms expiring in 2000 or until their successors have been duly elected and qualified;

  2. a proposal to approve the Culligan Water Technologies, Inc. 1997 Stock Option and Incentive Compensation Plan; and

  3. a proposal to ratify and approve the appointment of KPMG Peat Marwick LLP as independent auditors for the Company.

  When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors of the Company FOR the election of the nominees for director named below and FOR Proposals (2) and (3).

  Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to vote your shares by signing and returning the enclosed proxy card. Your vote is important. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company, by execution of a later dated proxy card, or by attending and voting at the Meeting.

  The Board does not know of any other matter to be acted upon at the Meeting. If any other matter should come before the Meeting, the holders of the proxies solicited hereby will vote thereon in their discretion. The Company's By-laws prescribe the matters that may be brought before the meeting by a stockholder only by giving advance written notice to the Company. For purposes of the Meeting, such notice must have been received by the Secretary at the Company's address not later than January 14, 1997. No such notice was received by the Company and, as a result, no additional matters may be brought before the Meeting by stockholders.

VOTING SECURITIES

  All holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 25, 1997 are entitled to vote at the Meeting. At the close of business on such day, the Company had 21,384,130 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote.

  The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum. A plurality of the shares present at the Meeting in person or by proxy and entitled to vote on the election of directors is required for the election of directors, and the affirmative vote of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote at the Meeting is required for approval of Proposals (2) and
(3). Under applicable Delaware law, in tabulating the vote for the election of Directors, "non-votes" and directions to withhold will be disregarded and will have no effect on the outcome of the vote. Where a stockholder by marking a proxy card or ballot abstains from voting, such stockholder is nonetheless deemed to be present and, accordingly, abstaining will have the same effect as a negative vote. When there is a "non-vote" with respect to a proposal, the shares represented by such non-vote will not be deemed to be present and, accordingly, will have no effect on the vote for such proposal. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  The Company has been informed that an aggregate of 7,334,859 shares of Common Stock owned by Apollo Investment Fund, LP and affiliates, constituting in the aggregate approximately 34.3% of the Company's outstanding Common Stock, will be voted in accordance with the recommendation of the Board of Directors FOR the election of the nominees for election as directors named below and FOR Proposals (2) and (3).

                       PROPOSAL 1--ELECTION OF DIRECTORS

                                   DIRECTORS

GENERAL

  The Board of Directors is classified into three classes whose terms are staggered to expire in different years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting of Stockholders for a full three-year term. The terms of four of the present directors are expiring at this annual meeting. Directors elected at the Meeting will hold office for a three-year term expiring in 2000 or until their successors are elected and qualified. The other directors will continue in office for the remainder of their respective terms or until their successors are elected and qualified.

  Each nominee has consented to serve as a director if elected. If any nominee in this Proxy Statement should for any reason become unavailable for election, the proxy holders will vote for such other nominee as may be proposed by the Board of Directors or, alternatively, the Board of Directors may reduce the number of directors to be elected at the meeting.

  All of the Company's directors, other than Mr. Carl Spielvogel, Mr. Andrew Africk and Mr. Bernard Attal, were first elected directors by the Company's sole stockholder and former parent, Samsonite Corporation ("Samsonite"), prior to the Company's spin-off from Samsonite in September 1995 (the "Spin-off"). Mr. Spielvogel, Mr. Africk and Mr. Attal were elected to the Board of Directors of the Company by the Company's directors in April 1997, September 1996 and April 1996, respectively, to terms expiring in 1998, 1998 and 1997, respectively, in accordance with the provisions of the Company's Certificate of Incorporation which requires directorships to be apportioned by the Board of Directors to equalize so far as possible the number of directors in each class.

  The Board of Directors recommends that the four nominees named below be elected as directors of the Company, with each director to hold office until the Annual Meeting of Stockholders in 2000 and until his successor is elected and qualified or until his prior death, resignation or removal. Information about the four nominees and the other directors continuing in office is as follows:

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2000

  R. Theodore Ammon, 47. Mr. Ammon was appointed a director of the Company in connection with the Spin-off. Mr. Ammon has been the Chairman of the Board and Chief Executive Officer of Big Flower Press Holdings, Inc., a holding company for one of the largest printers of advertising inserts in the United States since 1993. Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co. (a New York and San Francisco-based investment firm) from 1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is a member of the Board of Directors of Samsonite, Host Marriott Corporation and Foodbrands America, Inc. In addition, Mr. Ammon serves on the Board of Directors of the New York YMCA, Jazz @ Lincoln Center and the Institute of International Education and on the Board of Trustees of Bucknell University.

  Bernard Attal, 33. Mr. Attal was elected a director of the Company in April 1996. Mr. Attal is President of Heights Advisors, which acts as a financial advisor and a representative for certain European institutional investors with respect to their investments in the United States. Prior to 1995, Mr. Attal was a Vice President of Credit Lyonnais Securities. Mr. Attal is a also a director of Samsonite and New California Life Holdings, Inc.

  Robert H. Falk, 58. Mr. Falk was appointed a director of the Company in connection with the Spin-off. Mr. Falk has been an officer since April 1992 of Apollo Capital Management, Inc. and Lion Capital Management, Inc., which respectively act as general partners of Apollo Advisors, LP and Lion Advisors, LP. Mr. Falk is a limited partner of Apollo Advisors, LP, which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, LP, AIF II, LP and Apollo Investment Fund III, LP, private securities investment funds, and a limited partner of Lion Advisors, LP, which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Prior to 1992, Mr. Falk was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom. Mr. Falk is also a director of Samsonite, Converse, Inc., Florsheim Group Inc. and Salant Corporation.

  Mark H. Rachesky, M.D. 38. Dr. Rachesky was appointed a director of the Company in connection with the Spin-off. Since June 1996. Dr. Rachesky has been a principal of MHR Fund Management LLC, an investment manager of a distressed securities fund. For more than five years prior thereto, Dr. Rachesky was employed by Starfire Holding Corporation (formerly known as Icahn Holding Corporation), where he initially served as a senior investment officer and, for the last three years, as its sole Managing Director and, in that capacity, as Carl C. Icahn's chief investment advisor. Dr. Rachesky is also a director of Samsonite and Cadus Pharmaceutical Corporation.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 1998

  Leon D. Black, 45. Mr. Black was appointed a director of the Company in connection with the Spin-off. Mr. Black is one of the founding principals of Apollo Advisors, LP, which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, LP, AIF II, LP and Apollo Investment Fund III, LP, private securities investment funds, and of Lion Advisors, LP, which acts as financial advisor to and representative for certain institutional investors with respect to securities investments, and of Apollo Real Estate Advisors, LP, which serves as managing general partner of Apollo Real Estate Investment Advisors, LP, a private real estate oriented investment fund. Mr. Black is also a director of Samsonite, Big Flower Press Holdings, Inc., Converse, Inc., Furniture Brands International Incorporated, Vail Resorts, Inc. and Telemundo Group, Inc.

  Andrew Africk, 30. Mr. Africk was elected a director of the Company in September 1996. Mr. Africk has been employed by Apollo Capital Management, Inc. and Lion Capital Management, Inc., for more than five years and has been an officer of such entities for more than two years. Mr. Africk is also a director of LaSalle Re Holdings, Inc., Continental Graphics Holdings, Inc. and Microbes, Inc.

  Carl Spielvogel, 68. Mr. Spielvogel was elected a director of the Company in April 1997. Mr. Spielvogel is Chairman and Chief Executive Officer of Carl Spielvogel Associates, Inc., an international management and marketing consulting company. From 1994 to April 1997, he was Chairman and Chief Executive Officer of the United Auto Group, Inc., the nation's largest publicly-owned automobile dealership group. For more than five years prior thereto, he was Chairman and Chairman of the Executive Committee of Bates Worldwide, Inc., one of the world's largest marketing and advertising communications companies. Mr. Spielvogel is a member of the Boards of Directors of Hasbro, Inc., Alliant Foodservice, Inc. (formerly Kraft Foodservice, Inc.) and Data Broadcasting, Inc.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 1999

  Douglas A. Pertz, 42. Mr. Pertz joined the Company in his present position in January 1995. From 1994 until January 1995, he was Corporate Vice President and Group Executive of the Danaher Corporation ("Danaher"), a manufacturer of products in the tool, process/environmental controls and transportation industries and was also President and a director of Danaher's subsidiary, Hennessy Industries, a manufacturer of transportation equipment. In addition, from 1990 to January 1995, he was President, Chief Executive Officer and a director of Danaher's subsidiary, NMTC, Inc. d/b/a Matco Tools, a manufacturer of hand tools, and NMTC, Inc.'s predecessor company, Matco Tools Corporation. Mr. Pertz has been a director of the Company since the Spin-off.

  Robert L. Rosen, 50. Mr. Rosen was appointed a director of the Company in connection with the Spin-off. Mr. Rosen is Chief Executive Officer of RLR Partners, LLC., a private investment partnership founded in April 1987. From 1987 until August 1993, Mr. Rosen served as Chairman of the Board and Chief Executive Officer of Damon Corporation and its predecessor which operates one of the leading clinical laboratory testing networks in the United States. Damon Corporation was acquired by Corning, Inc. in August 1993. Since October 1995, Mr. Rosen has been Vice Chairman and Director of AFP Imaging Corporation, which manufactures and distributes equipment that produces hard copy images used in both the medical diagnostic and graphic arts industry. Mr. Rosen is also a director of Samsonite, Municipal Advantage Fund, Inc., Municipal Partners Fund, Inc., Municipal Partners Fund II, Inc. and the Spring Mountain Group.

  Marc J. Rowan, 34. Mr. Rowan was appointed a director of the Company in connection with the Spin-off. Mr. Rowan has also been a director of Samsonite since June 1993. Mr. Rowan is one of the founding principals of Apollo Advisors, LP, which, together with its affiliates, acts as managing general partner of Apollo Investment Fund, LP, AIF II, LP and Apollo Investment Fund III, LP, private securities investment funds, and of Lion Advisors, LP, which acts as financial advisor to and representative for certain institutional investors with respect to securities investment. Mr. Rowan is also a director of Farley, Inc., Samsonite and Vail Resorts, Inc.

  Stephen J. Solarz, 56. Mr. Solarz was appointed a director of the Company in connection with the Spin-off. Mr. Solarz was elected, in 1974, to the House of Representatives from Brooklyn's 13th Congressional District (the "House") and was re-elected seven times. In the House he served on four committees: Foreign Affairs, Merchant Marine and Fisheries, Intelligence, and the Joint Economic Committee. Mr. Solarz ranked third in seniority on the House Foreign Affairs Committee, where he chaired the Subcommittee on Asian and Pacific Affairs and the Subcommittee on Africa. Since his departure from the House, Mr. Solarz has been president of Solarz and Associates, a global consulting firm and Senior Counselor with APCO Associates, a Washington, D.C. public affairs firm with offices in Canada, Europe and Asia. He chairs the George Washington University Policy Forum and the Central-Asian American Enterprise Fund, a position to which he was appointed by President Clinton. Mr. Solarz is also a director of Samsonite and IRI International Corporation in addition to a number of nonprofit Boards in the foreign policy field, including the Council on Foreign Relations, the National Democratic Institute and the National Endowment for Democracy. He is a member of the Brandeis University Board of Trustees and serves as Vice Chairman of the International Crisis Group which is dedicated to anticipating and preventing international crises originating from human causes.

BOARD OF DIRECTOR'S AND COMMITTEE MEETINGS

  The Company's current Board of Directors, other than Messrs. Africk, Attal and Spielvogel, were first elected upon the Spin-off by the Company's former parent and sole stockholder. Prior to the Spin-off, the Company's Board of Directors consisted of executive officers of the former parent and all board actions were taken by unanimous written consent. In Fiscal 1997 the Company's Board of Directors met six times. Each incumbent director attended more than 75% of such meetings and of all committees that he was eligible to attend in Fiscal 1997, except Messrs. Ammon, Rachesky and Solarz.

  The Company's Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee.

  The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company when necessary in between meetings of the Board of Directors. The members of the Executive Committee are Messrs. Falk, Pertz and Rowan. The Executive Committee met one time and acted by unanimous consent five times in Fiscal 1997.

  The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized to (i) make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants; (ii) review the plan, scope and results of the annual audit, the independent accountants' letter of comments and management's response thereto, and the scope of any non-audit services which may be performed by the independent accountants; (iii) manage the Company's policies and procedures with respect to internal accounting and financial controls; and (iv) review any changes in accounting policy. The members of the Audit Committee are Messrs. Ammon and Rosen. The Audit Committee met four times in Fiscal 1997.

  The Compensation Committee is authorized and directed to review and approve the compensation and benefits of the executive officers, to review and approve the annual salary plans, to review management organization and development, to review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, to administer any stock option plans which may be adopted and the granting of opinions under such plans, and to review and recommend for the approval of the Board the compensation of directors. The members of the Compensation Committee are Messrs. Ammon, Falk and Rowan. The Compensation Committee met once and acted once by unanimous written consent in Fiscal 1997.

COMPENSATION OF DIRECTORS

  Non-employee members of the Board of Directors receive an annual fee of $25,000 payable quarterly. Directors are also reimbursed for all reasonable travel and other expenses of attending meetings of the Board or a committee thereof. Directors have the option of receiving their fee in cash or in Common Stock having an equivalent value determined in accordance with the Company's Directors' Stock Plan. Substantially all of the Company's directors participate in such plan. During fiscal 1997 an aggregate of 3,173 shares of Common Stock were issued to directors under the plan.

FILINGS PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("reporting persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Reporting persons are required to furnish the Company with copies of all forms they file pursuant to such section.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during Fiscal 1997, all reports required by section 16(a) were filed with the Commission on a timely basis other than Messrs. Africk and Hendrix, whose initial reports on Form 3, and other than Messrs. Christensen, Rosati and Wellings whose reports on Form 4 for the month of December 1996 with respect to the option grants reported elsewhere herein (see "Executive Compensation--Certain Option Information", were not timely filed through clerical error.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (currently comprised of Messrs. Ammon, Falk and Rowan) of the Board of Directors of the Company (the "Committee") reviews and approves the salary and bonus for the Company's Chief Executive Officer, reviews the salaries and bonuses of the executive officers of the Company and reviews and approves grants of options to purchase shares of Common Stock and other equity-based compensation awards under the Company's stock option and incentive compensation plans.

 OBJECTIVES

  The Committee's primary objectives are to retain the best qualified people and to insure that they are properly motivated to promote both the Company's short-term and long-term objectives. In furtherance of the foregoing, the Committee, in establishing the components and levels of compensation for its executive officers, seeks (i) to enable the Company to attract and retain highly qualified executives and (ii) to provide financial incentives in the form of cash bonuses and equity compensation (each of which generally has been contingent on the attainment of performance goals) in order to align the interests of executive officers more closely with those of the stockholders of the Company and to motivate such executives to increase stockholder value by improving corporate performance and profitability.

 EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with the Company's President and Chief Executive Officer which is being extended for a period of two years through January 31, 2000. The Committee has considered the advisability of using employment agreements and has determined that the use of employment agreements in selected instances is in the best interest of the Company because they may facilitate (consistent with the Committee's overall objectives) the Company's ability to attract and retain the services of the most highly qualified executive officers. The Committee believes that the use of employment agreements by the Company in selected instances provides long-term stability, and the Committee has determined that the practice of using employment agreements to retain the services of senior executive officers in selected instances should continue in the future. Each employment agreement entered into by the Company reflects the terms that the Committee felt were appropriate and/or necessary to retain the services of the particular executive.

 COMPONENTS OF EXECUTIVE COMPENSATION

  There are two components of the Company's executive compensation program:

  .Cash compensation.

  .Equity compensation.

 CASH COMPENSATION

  Cash compensation is comprised of base salary and annual cash incentive bonuses. Because, as noted above, the Chief Executive Officer of the Company was party to an employment agreement with the Company, his cash compensation level was subject to the provisions of such employment agreement. After consultation with an independent consultant on executive compensation, the Committee arrived at appropriate cash compensation levels in the process of negotiating such agreement.

  The Company offers each of its executive officers an opportunity to earn additional cash compensation in the form of annual incentive bonuses that are awarded if the Company attains specified performance goals. The Committee believes that making a significant portion of executive officer compensation subject to the Company attaining specified performance goals motivates the executive officers to increase their individual efforts on behalf of the Company. The Committee also believes that it is appropriate that the Company's executive officers receive lower compensation when the Company does not attain its specified performance goals and higher compensation when the Company attains such goals.

  Annual bonus amounts for the named executive officers were generally conditioned on the Company's attainment of specified performance goals. The performance goals relating to such bonuses for the fiscal year ended January 31, 1997 were measured in terms of the Company's earnings before interest, taxes, and amortization of intangibles and were derived with reference to the Company's business plan for fiscal 1997. The Company successfully attained these performance goals for the 1997 fiscal year and, therefore, each executive officer earned the bonus disclosed in the bonus column of the Summary Compensation Table.

  The Committee reviews the overall compensation of individual executive officers from time to time. In determining adjustments to cash compensation for a particular year, the Committee considers short-term compensation at companies comparable to the Company in size, market capitalization and/or principal business. In making adjustments to salaries and/or bonuses, the Committee also makes determinations regarding the performance of individual officers, based primarily on the chief executive officer's recommendation.

 EQUITY COMPENSATION

  Equity compensation is currently comprised of stock options. Stock option grants reflect the Committee's desire to provide a meaningful incentive for executives to increase the value of the Company's equity over the long term. The Committee generally seeks to have a substantial portion of each stock option for executive officers grant vest only if the Company attains specified performance goals. In that connection, in Fiscal 1997, options to purchase 280,000 shares were granted to executive officers of the Company, other than the Company's Chief Executive Officer, as described elsewhere herein and options to purchase 262,500 shares were granted to other officers and key employees of the Company and its subsidiaries. In addition, the Company has granted options to purchase 300,000 shares to the Company's Chief Executive Officer in connection with the extension of his employment agreement.

CHIEF EXECUTIVE OFFICER COMPENSATION

  In fiscal 1997, the compensation of Mr. Pertz was determined primarily pursuant to the Employment Agreement entered into when he was hired to fill that position. Approximately 56% of Mr. Pertz's cash compensation in fiscal 1997 was represented by an annual incentive bonus based on the achievement of certain performance goals and a special one-time incentive bonus and approximately 60% of his options are subject to certain performance vesting targets. This is consistent with the Committee's belief that providing financial incentives in the form of cash bonuses and equity compensation, a substantial portion of which is contingent on the attainment of performance goals, best aligns the interest of executive officers with those of the stockholders of the Company and motivates such executives to increase stockholder value by improving corporate performance and profitability. Since joining the Company in January 1995, Mr. Pertz has assembled a new management team that has refocused the Company on growth and led it to record results.

DEDUCTIBILITY OF COMPENSATION

  Section 162(m) of the Code generally limits to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and the four other most highest paid executive officers, to the extent such compensation is not "performance based" within the meaning of Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee's judgment, it is in the Company's best interest to do so.

                                       The Compensation Committee
                                       of the Board of Directors

                                       R. Theodore Ammon
                                       Robert H. Falk
                                       Marc J. Rowan

STOCK PRICE PERFORMANCE GRAPH

  The performance graph below compares the cumulative total return to stockholders since September 12, 1995, the date of the distribution of the Common Stock in the Spin-off, through January 31, 1997, for a holder of Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and a group of peer companies. The performance graph is included in compliance with the rules of the Securities and Exchange Commission. For periods prior to the Company's listing on the New York Stock Exchange on December 15, 1995, there was no established public trading market for the Common Stock and the Common Stock was traded in interdealer and over-the counter bulletin board transactions. Prices for such period represent quotations obtained from sources believed to be reliable but no assurance can be given as to their accuracy. In addition, such quotations reflect interdealer prices, which may not include retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The stock price performance depicted in the performance graph is not necessarily indicative of future stock price performance.

                                     9/12/95*    1/31/97
                                     --------    -------
                       Culligan        $100      $271.85
                       500             $100      $136.37
                       Peer Group      $100      $187.37

  The peer group consists of the following corporations in the water purification and treatment industry: Ionics, Inc., Osmonics, Inc. and United States Filter Corporation. Companies in indices were weighted by market capitalization; indexed to 100 at September 12, 1995. All dividends, if any, were reinvested over the period.
--------
* The first trading day after the Spin-off and the registration of the Company's Common Stock under Section 12 of the Exchange Act.

SUMMARY COMPENSATION TABLE

  The following table sets forth the annual and long term compensation that the Company paid to its Chief Executive Officer and certain other of its executive officers (the "Named Executive Officers") in each of the past three fiscal years:

                                           ANNUAL     LONG-TERM
                               FISCAL   COMPENSATION COMPENSATION                SECURITIES
                                YEAR    ------------ ------------  OTHER ANNUAL  UNDERLYING    ALL OTHER
                               ENDED       SALARY       BONUS      COMPENSATION  OPTIONS/SAR  COMPENSATION
NAME AND PRINCIPAL POSITION  JANUARY 31     ($)          ($)           ($)           (#)          ($)
---------------------------  ---------- ------------ ------------  ------------  -----------  ------------
Douglas A. Pertz.........       1997      275,000      350,000        12,415       300,000(1)       --
 President & Chief Execu-
  tive                          1996      275,000      410,000       276,202(2)
 Officer                        1995                                               491,426(3)
 Michael E. Salvati.......      1997       80,773       70,000         7,704        60,000(4)       --
 Vice President, Finance
 &
 Chief Financial Officer
 since
 July 1996
Edward A. Christensen....       1997      175,000       80,000        40,024        40,000(5)       --
 Vice President, General        1996       79,161       30,000         3,900        35,000(6)       --
 Counsel & Secretary
 since
 September 1995
Ronald Rosati............       1997      153,942      125,000        39,211        60,000(5)
 Group President, Retail        1996       45,769       28,000         4,583        22,500(6)
 Market & Point of Use
 since September 1995
Kenneth I. Wellings......       1997      154,807      130,000        38,208(8)     60,000(5)    38,843(9)
 Group President, Inter-
  national                      1996      114,789      145,778(7)     62,231(8)     40,000(6)
                                1995      103,870       99,720        31,670(8)

--------
(1) Consists of options granted under the Company's 1997 Stock Option and Incentive Compensation Plan in connection with an extension of Mr. Pertz's Employment Agreement.
(2) Includes, for Mr. Pertz, payments pursuant to his Employment Agreement described below of $215,000 consisting of a one-time payment representing payments he would have received from his former employer had he not accepted employment with the Company and $61,202 consisting of relocation and similar expenses. See "--Employment Contracts and Termination of Employment and Change-in-Control Arrangements--Pertz Employment Agreement."
(3) Mr. Pertz started in his position January 30, 1995, and therefore did not receive any compensation in the fiscal year ended January 31, 1995 except for the granting of options as described in the above table. The terms of such options are described below. See "--Employment Contracts and Termination of Employment and Change-in-Control Arrangements--Pertz Employment Agreement."
(4) Consists of options granted under the Company's 1995 Amended and Restated Stock Option and Incentive Compensation Plan, 10,000 of which have an exercise price of $35.63 and the remainder of which have an exercise price of $33.13.
(5) Consists of options granted under the Company's 1995 Amended and Restated Stock Option and Incentive Compensation Plan having an exercise price of $35.63.
(6) Consists of options granted under the Company's 1995 Amended and Restated Stock Option and Incentive Compensation Plan having an exercise price of $12.23.
(7) Includes a payment of $70,778 to Mr. Wellings representing a one time special payment made pursuant to his termination agreement.
(8) Includes for Mr. Wellings foreign service allowances of $29,275 in fiscal 1997, $55,000 in fiscal 1996 and of $25,385 in fiscal 1995.
(9) Represents the exercise by Mr. Wellings of options to purchase 1,500 shares of common stock.

CERTAIN OPTION INFORMATION

  The Company has an Amended and Restated 1995 Stock Option and Incentive Compensation Plan in which officers and other employees participate and, as described elsewhere herein, a 1997 Stock Option and Incentive Compensation Plan. See "Proposal 2--Adoption of 1997 Stock Option Plan. Certain information concerning options granted to Named Executive Officers in Fiscal 1997 is set forth below:

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN FISCAL YEAR 1997

                                                                         POTENTIAL REALIZABLE VALUE
                                                                         AT ASSUMED ANNUAL RATES OF
                                                                        STOCK PRICE APPRECIATION FOR
                                      INDIVIDUAL GRANTS(1)                      OPTIONS TERM
                         ---------------------------------------------- ----------------------------
                          NUMBER OF    % OF TOTAL
                         SECURITIES   OPTIONS/SARS  EXERCISE
                         UNDERLYING     GRANTED     OR BASE
                         OPTION/SARS  TO EMPLOYEES   PRICE   EXPIRATION
                         GRANTED(#)  IN FISCAL YEAR  ($/SH)     DATE       5% ($)        10% ($)
                         ----------- -------------- -------- ---------- ------------- --------------
Douglas A. Pertz(1).....   300,000        35.0%      $33.25     2007    $   6,273,210 $   15,897.570
Michael E. Salvati(2)...    50,000         5.8%      $33.13     2006    $   1,041,750 $    2,640,035
                            10,000         1.2%      $35.63     2006    $     224,075 $      576,850
Edward A.
 Christensen(2).........    40,000         4.7%      $35.63     2006    $     896,300 $    2,271,400
Ronald Rosati(2)........    60,000         7.0%      $35.63     2006    $   1,344,450 $    3,407,100
Kenneth I. Wellings(2)..    60,000         7.0%      $35.63     2006    $   1.344,450 $    3,407,100

--------
(1) Represents options for 300,000 shares granted to Mr. Pertz in connection with the extension of his employment agreement with the Company. See "-- Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(2) Represents options granted under the Company's Amended and Restated 1995 Stock Option and Incentive Award Plan.

  There were no Options/SARs exercises and no long-term incentive plan awards for the year ended January 31, 1997, except for the exercise by Mr. Wellings of options to purchase 1,500 shares of Common Stock at an exercise price of $12.23 per share.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                  NUMBER OF
                                                 SECURITIES
                                                 UNDERLYING
                                                 UNEXERCISED   VALUE OF UNEXERCISED
                                                OPTIONS/SARS   IN-THE-MONEY OPTIONS/
                                                AT FY-END (#)  SARS AT FY-END ($)(1)
                            SHARES     VALUE   --------------- ---------------------
                         ACQUIRED ON  REALIZED                     EXERCISABLE/
NAME                     EXERCISE (#)   ($)     EXERCISABLE/       UNEXERCISABLE
----                     ------------ --------  UNEXERCISABLE  ---------------------
Douglas A. Pertz (2)....      --          --   327,617/463,809 $7,623,648/$3,811,835
Michael E. Salvati......      --          --         0/ 60,000 $        0/$    6,000
Edward A. Christensen...      --          --     8,050/ 66,950 $  169,211/$  566,489
Ronald Rosati...........      --          --     5,175/ 77,325 $  108,779/$  364,172
Kenneth I. Wellings.....    1,500     $38,843   14,500/ 84,000 $  304,790/$  786,480

--------
(1) Based on a closing market price on January 31, 1997 of $33.25 per share as reported on the Composite Transaction Reporting System.
(2) Includes options for 300,000 shares granted to Mr. Pertz in connection with the extension of his employment agreement with the Company having an exercise price of $33.25 per share. See "--Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

PENSION AND CERTAIN OTHER BENEFIT PLANS

 PENSION AND SUPPLEMENTAL RETIREMENT PLANS

  The following table provides information with respect to estimated annual combined benefits payable upon retirement at normal retirement age in specified compensation and years of service classifications under the Culligan Employees' Pension Plan and the Culligan International Company Supplemental Retirement Plan:

                                                      YEARS OF SERVICE
                                            ------------------------------------
FINAL AVERAGE EARNINGS                        15     20     25     30      35
----------------------                      ------ ------ ------ ------- -------
$125,000................................... 25,000 33,000 41,000  49,000  58,000
 150,000................................... 30,000 40,000 50,000  60,000  71,000
 175,000................................... 36,000 48,000 60,000  72,000  84,000
 200,000................................... 41,000 55,000 69,000  83,000  97,000
 225,000................................... 47,000 63,000 78,000  94,000 110,000
 250,000................................... 53,000 70,000 88,000 105,000 123,000
 300,000................................... 53,000 70,000 88,000 105,000 123,000
 400,000................................... 53,000 70,000 88,000 105,000 123,000
 450,000................................... 53,000 70,000 88,000 105,000 123,000
 500,000................................... 53,000 70,000 88,000 105,000 123,000

  Compensation covered by such plans is total cash compensation paid, including any amount contributed by the employee under a Section 401(k) plan, excluding (i) reimbursement of expenses, (ii) tax and housing allowances and
(iii) amounts paid under any long term incentive program. The benefits shown above are payable on a life annuity basis and are not subject to any social security or other offset amounts.

                                       MICHAEL
                              DOUGLAS     E.     EDWARD A.   RONALD   KENNETH I.
                              A. PERTZ SALVATI  CHRISTENSEN  ROSATI    WELLINGS
                              -------- -------- ----------- --------- ----------
Current Covered Compensa-
 tion.......................  $150,000 $150,000   $150,000   $150,000   $150,000
Estimated Years of Credited
 Service at Age 60*.........  19 years 16 years    8 years   17 years   30 years
Years of Credited Service at
 January 1, 1997............   3 years  0 years  1.5 years  1.5 years 20.5 years

 EMPLOYEE SAVINGS PLAN

  The Company maintains an employee savings plan for employees of the Company's principal domestic subsidiaries, which is qualified under Section 401(k) of the Internal Revenue Code (the "Savings Plan"). Any full time employee and part-time employee who has completed one year of service of a covered operations area is eligible to participate in the Savings Plan. Participating employees may elect to contribute from 1% to 12% of their compensation on a tax-deferred basis to the maximum permitted by IRS regulations and from 1% to 12% as after-tax contributions, provided however that the total contribution cannot be greater than 12% of pay and certain other limitations apply to highly compensated employees.

  The Company matches the employee's contribution up to 6% of compensation at 50 cents on the dollar. A participating employee's elective contributions are fully vested when made; the portion matched by the Company becomes vested based on years of service, as follows: less than 3 years, 0%; 3 years but less than 5 years, 50%; fully vested at 5 years of service. Full vesting also occurs on retirement on or after age 55, permanent disability, or death. Upon retirement, death, or certain other withdrawal events, benefits will be paid in a single lump sum or in equal installments from one to ten years.

 PROFIT SHARING PLANS

  The Company maintains separate profit sharing plans for employees of certain of its subsidiaries (the "Profit Sharing Plans"). Any employee who has completed one year of service and is age 18 or over is eligible to participate in the Profit Sharing Plans. Eligible compensation includes base salary but not bonuses, overtime, or, generally, other cash compensation. The Culligan and Everpure Profit Sharing Plans provide for annual contributions in an amount set by the Board of Directors, not less than 7% and not to exceed 10% of the excess pre-tax net profits as defined in the Profit Sharing Plans of the covered operations area. The amount of contribution for the Culligan Retail Division Profit Sharing Plan is 5% of pre-tax net profits or 4% of eligible compensation. Contributions are allocated to individual accounts of participants in proportion to their eligible compensation. The compensation included is also subject to certain limits established by the IRS.

  Upon retirement, death or certain other withdrawal events, benefits will be paid in a single lump sum or equal installments from one to ten years or life expectancy, if less.

EMPLOYMENT ARRANGEMENTS

  Original Pertz Employment Agreement. The Company entered into an employment agreement (the "Pertz Employment Agreement") as of January 1995 with Douglas
A. Pertz pursuant to which Mr. Pertz serves as the Chief Executive Officer and President of the Company. The agreement summarized below has been filed as an exhibit to the Company's Registration Statement on Form 10 and the following summary is qualified in its entirety by reference to the agreement as filed.

  The Pertz Employment Agreement provides that Mr. Pertz will receive an annual salary of $275,000 and provides further that he will become entitled to receive an annual incentive bonus of up to $275,000 if certain performance goals, developed jointly by the Compensation Committee of the Board of Directors and Mr. Pertz, are attained.

  In connection with the Pertz Employment Agreement, the Company issued to Mr. Pertz options to purchase 491,426 shares of Culligan Common Stock. Approximately 60% vest in three equal annual installments upon the attainment by the Company of performance goals developed jointly by the Compensation Committee and Mr. Pertz and the remainder of which vest in three equal annual installments so long as Mr. Pertz remains employed with the Company. At January 31, 1997, options for 327,617 shares had vested and the remainder will vest subject to the satisfaction of future vesting criteria. The options have an exercise price of $9.98 per share, subject to adjustment.

  The Pertz Employment Agreement contains confidentiality and non-competition provisions that prevent Mr. Pertz from disclosing confidential information about the Company and from competing with the Company during the term of his employment therewith and for an additional year thereafter. The non-competition provision also prevents Mr. Pertz from soliciting suppliers, customers and affiliates of the Company during the term of his employment with the Company and for an additional two years thereafter. The Pertz Employment Agreement includes customary provisions concerning indemnification and the payment of legal fees.

  The term of employment under the Pertz Employment Agreement was stated to expire on January 31, 1998.

  In connection with the extension of Mr. Pertz's employment for an additional two-year term pursuant to the new employment agreement described below, effective January 31, 1997, the Pertz Employment Agreement was amended to increase Mr. Pertz's base salary for the fiscal year ending January 31, 1998 to $350,000, to increase the annual incentive bonus for such fiscal year to up to $350,000, and to modify the calculation of the severance payment due to him upon termination under certain circumstances to be greater of (i) $525,000 and
(ii) $43,750 multiplied by the sum of 24 and the number of full calendar months remaining in the term of the Pertz Employment Agreement. The circumstances under which such a payment is due to Mr. Pertz include a termination by the Company for any reason other than "cause" (as defined) or a termination by Mr. Pertz constituting "good reason" including the occurrence of a "change in control" as defined.

  New Agreement with Mr. Pertz. As of February 1, 1997, the Company entered into a new two-year employment agreement with Mr. Pertz (the "New Agreement"), which will become effective on February 1,

1998 upon the expiration of the term of the Pertz Employment Agreement. The terms of the New Agreement are substantially the same as the Pertz Employment Agreement, except as described below.

  The term of employment under the new Agreement expires on January 31, 2000. If the Company declines to renew the New Agreement for an additional two years, Mr. Pertz will become entitled to receive a payment of $400,000.

  The New Agreement provides that Mr. Pertz will receive an annual salary of $400,000 commencing February 1, 1998 and provides further that he will become entitled to receive an annual incentive bonus of up to $400,000 if certain performance goals, developed jointly by the Compensation Committee of the Board of Directors and Mr. Pertz, are attained.

  In connection with the New Agreement, the Company has granted to Mr. Pertz options to purchase an additional 300,000 shares of Common Stock, of which 60% vest in five equal annual installments upon the attainment by the Company of certain performance goals and the remainder of which vest in five equal annual installments so long as Mr. Pertz remains employed by the Company. The five-year period commences on February 1, 1997 and includes the fiscal year ending January 31, 1998. The options have an exercise price of $33.25 per share, subject to adjustment.

  Under the New Agreement, if Mr. Pertz's employment is terminated by the Company without "cause" or by Mr. Pertz for "good reason," Mr. Pertz will become entitled to receive certain severance benefits including a payment equal to the greater of (i) $600,000 and (ii) $50,000 multiplied by the number of full calendar months remaining in the term of the New Agreement.

  Termination Agreements and Arrangements. In connection with the employment of Messrs. Christensen, Hendrix, Rosati, Wellings and Salvati, the Company agreed that they would be entitled to receive twelve-months and, in the case of Mr. Salvati, eighteen-months, base salary if it should terminate their employment, other than for cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee consists of Messrs. Falk, Rowan and Ammon. There were no Compensation Committee interlocks or insider participation within the meaning of the applicable regulations of the Securities and Exchange Commission.

                           OWNERSHIP OF COMMON STOCK

  Based on a review of statements filed with the Commission pursuant to
Section 13 of the Exchange Act, the following table sets forth certain information about persons known to the Company who are the beneficial owners of more than 5% of the Common Stock, and as to the beneficial ownership of the Common Stock by each of the Company's directors and nominees for directors and executive officers named in the Cash Compensation Table and all of the Company's directors and named executive officers as a group, as of April 30, 1997. Except as otherwise indicated, to the knowledge of the Company, the persons identified below have sole voting power and sole investment power with respect to the shares they beneficially own.


                                                    NUMBER OF SHARES
NAME AND ADDRESS/OR TITLE OF BENEFICIAL OWNER      BENEFICIALLY OWNED PERCENT
---------------------------------------------      ------------------ -------
Apollo Investment Fund, LP (1)....................     7,334,859(1)    34.3%
 c/o Apollo Advisors, LP
 2 Manhattanville Road
 Purchase, New York 10577
Janus Capital Corporation (2).....................     2,378,300(2)    11.1%
 100 Fillmore Street
 Denver, CO 80206-4923

                                                    NUMBER OF SHARES
NAME AND ADDRESS/OR TITLE OF BENEFICIAL OWNER      BENEFICIALLY OWNED PERCENT
---------------------------------------------      ------------------ -------
American Express Company (3)......................     2,280,050(4)    10.7%
 American Express Tower
 200 Vesey Street
 New York, NY 10285
Mellon Bank Corporation (4).......................     1,810,000(3)     8.5%
 One Mellon Bank Center
 Pittsburgh, PA 15258
Andrew D. Africk..................................           167         *
 Apollo Management LP
 1301 Avenue of the Americas 38th Floor
 New York, NY 10285
R. Theodore Ammon.................................           501         *
 Big Flower Press Holdings, Inc.
 3 E. 54th Street 19th Floor
 New York, NY 10022
Bernard Attal.....................................           501         *
 Apollo Management LP
 1301 Avenue of the Americas 38th Floor
 New York, NY 10019
Leon D. Black.....................................           501         *
 Apollo Management LP
 1301 Avenue of the Americas 38th Floor
 New York, NY 10019
Robert H. Falk....................................           501         *
 Apollo Management LP
 1301 Avenue of the Americas 38th Floor
 New York, NY 10019
Robert L. Rosen...................................           501         *
 RLR Partners, LP
 825 Third Ave., 40th Floor
 New York, NY 10022
Marc Rowan........................................           501         *
 Apollo Management LP
 1301 Avenue of the Americas 38th Floor
 New York, NY 10019
Douglas A. Pertz..................................       334,217(5)     1.5%
 President and Chief Executive Officer
Michael E. Salvati................................         1,000(6)      *
 Vice President, Finance and
 Chief Financial Officer
Edward A. Christensen.............................         8,250(7)      *
 Vice President, General Counsel and Secretary
Calvin R. Hendrix.................................             0(8)
 Group President--North America
Ronald Rosati.....................................        10,035(9)      *
 Vice President, Point-of-Use & Retail Markets

                                                    NUMBER OF SHARES
NAME AND ADDRESS/OR TITLE OF BENEFICIAL OWNER      BENEFICIALLY OWNED PERCENT
---------------------------------------------      ------------------ -------
Kenneth I. Wellings...............................       14,500(10)      *
 Vice President, International
All directors and executive officers as a group...      371,175(11)    1.7%

--------
*  Less than 1.0%
(1) Includes 3,666,696 shares beneficially held by Lion Advisors, LP for the benefit of an investment account under management over which Lion Advisors, LP holds investment, voting and dispositive power. Lion Advisors, LP is an affiliate of Apollo Advisors, LP ("Apollo Advisors"), the managing general partner of Apollo Investment Fund, LP. Each of Messrs. Leon Black and John Hannan, directors of each of Apollo Capital Management, Inc. and Lion Capital Management, Inc., the general partners of each of Apollo Advisors and Lion Advisors, LP, respectively, and Messrs. Falk and Rowan, disclaim beneficial ownership of all of the indicated shares. See "Proposal 1--Election of Directors."
(2) Based on an amended Schedule 13G filed with the Commission, at December 31, 1996 portfolios managed by Janus Capital Corporation beneficially owned 2,378,300 shares of Culligan Common Stock (11.1% of the outstanding Common Stock) of which 1,282,900 shares (6.0%) were held by Janus Value Fund.
(3) Based on Amendment No. 1 to Schedule 13G filed with the Commission on May 7, 1997 by American Express Company and American Express Financial Corporation an aggregate of 2,280,050 shares of Culligan Common Stock (10.7% of the outstanding Common Stock) were beneficially owned by American Express Financial Corporation (of which shared dispositive power was reported as to 1,196,750 shares).
(4) Based on a Schedule 13G filed with the Commission at December 31, 1996 by Mellon Bank Corporation an aggregate of 1,810,000 shares of Common Stock (8.5% of the outstanding Common Stock) were beneficially owned by Mellon Bank, N.A., Mellon Capital Management Corporation, The Dreyfus Corporation and Dreyfus Investment Advisors, Inc.
(5) Includes presently exercisable option to purchase 327,617 shares. Does not include options for 163,809 shares not presently exercisable or options for 300,000 shares granted in connection with an extension of Mr. Pertz's employment agreement. See "--Employment Contracts and Termination of Employment and Change-in-Control Arrangements--Pertz Employment Agreement."
(6) Does not include options for 60,000 shares under the Company's Amended and Restated 1995 Stock Option and Incentive Compensation Plan that are not presently exercisable.
(7) Includes options for 8,050 shares under the Company's 1995 Amended and Restated Stock Option and Incentive Compensation Plan that are presently exercisable; does not include options for 66,950 shares under such plan that are not presently exercisable.
(8) Does not include options for 80,000 shares under the Company's 1995 Amended and Restated Stock Option and Incentive Compensation Plan that are not presently exercisable.
(9) Includes options for 5,175 shares under the Company's 1995 Amended and Restated Stock Option and Incentive Compensation Plan that are presently exercisable; does not include options for 77,325 shares under such plan that are not presently exercisable. Does not reflect the sale of 4,860 shares by Mr. Rosati subsequent to March 31, 1997.
(10) Consists of options for 14,500 shares presently exercisable under the Company's 1995 Amended and Restated Stock Option and Incentive Compensation Plan; does not include options for 84,000 shares under such plan that are not presently exercisable.
(11) Does not include options that are not presently exercisable; percentage amount assumes the exercise by such persons of all options to acquire shares of the Company's Common Stock and no exercise by any other person.

                             CERTAIN TRANSACTIONS

TAX SHARING AGREEMENT

  Prior to the Spin-off, Culligan's results of operations were included in Samsonite's consolidated United States federal income tax returns. In connection with the Spin-off, Culligan and Samsonite entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") providing, among other things, for the allocation between Samsonite and Culligan of federal and state tax liabilities for all periods prior to completion of the Spin-off. The Tax-Sharing Agreement has been filed as an exhibit to the Company's Registration Statement on Form 10 and the following summary is qualified in its entirety by reference thereto. Under the Tax Sharing Agreement, Samsonite agreed to reflect in its intercompany tax receivable account all taxes payable with respect to the operations of Culligan and its subsidiaries which are reported on a consolidated or combined basis with Samsonite for taxable periods (or portions thereof) prior to the Spin-off. In Fiscal 1997, the balance in Samsonite's intercompany tax receivable account from Culligan was reduced by a credit of approximately $521,000 and the remaining liability of approximately $6.7 million was repaid in full.

LOAN PROGRAM

  The Company has a program for encouraging the purchase by employees of shares of common stock. The program provides that, if requested by employees purchasing shares of Common Stock, the Company would make loans to such employees in an amount not to exceed 75% of the aggregate purchase price of the shares purchased. Pursuant to its loan program the Company made loans of $105,750 to Mr. Pertz, $85,658 to Mr. Rosati (which was repaid in full in April 1997), $27,375 to Mr. Salvati and $3,525 to Mr. Christensen. Such loans bear interest at floating rates based on the interest rate payable from time to time on borrowings under the Company's credit facility, and mature on the earliest of (a) December 15, 2000, (b) 90 days following termination of the employee's employment with the Company or (c) acceleration of the maturity of the loan as a result of certain events of default.

                PROPOSAL 2--ADOPTION OF 1997 STOCK OPTION PLAN

GENERAL

  On January 4, 1997, the Company's Board of Directors, on the recommendation of the Company's Compensation Committee, approved subject to ratification and approval by stockholders, the Culligan 1997 Stock Option and Incentive Award Plan (the "Stock Option Plan"). The following description of the Stock Option Plan is not intended to be complete. The form of the Stock Option Plan summarized below is attached as Annex A and the following summary is qualified in its entirety by reference to the Stock Option Plan attached hereto.

  The purpose of the Stock Option Plan is to benefit the stockholders of the Company by enabling the Company to attract and retain the services of the most highly qualified professional and managerial employees and other persons rendering services to the Company, which the Board considers essential to the long-range success of the Company, by providing long term incentives linked to interests of the stockholders of the Company.

  The Company believes that options provide an important tool for increasing the value of the Company's equity over the long term and that options should play an important role in any compensation package designed to attract the most qualified and talented executives and other key employees. The Stock Option Plan provides for an authorization of 1,000,000 shares of Common Stock for issuance thereunder. As of the date of this Proxy Statement, options to purchase 988,100 shares have been granted to employees of the Company pursuant to the Company's Amended and Restated 1995 Stock Option and Incentive Compensation Plan (the "1995 Stock Option Plan") and options to purchase only 61,900 shares remain available for future grant under such plan. Because of the limited number of options that remain available for future grant under the 1995 Stock Option Plan, the Board of Directors has approved the Stock Option Plan. The Stock Option Plan contains provisions that are substantially identical to those of the 1995 Stock Option Plan.

  The Stock Option Plan is administered by the Committee. The Committee will, at all times, consist of two or more persons, each of whom is a "disinterested person" within the meaning of Rule 16b-3. Subject to the terms of the Stock Option Plan, the Committee will have full authority to determine, among other things, the persons to whom awards under the Stock Option Plan ("Awards") will be made, the number of shares of Common Stock subject to Awards, and the specific terms and conditions applicable to Awards, including, but not limited to, the duration, vesting and exercise or other realization periods, performance criteria, if any, the circumstances for forfeiture and the form and timing of payment with respect to any Award.

  Grants of a variety of Awards, including stock options, stock appreciation rights, restricted stock and restricted stock units may be made under the Stock Option Plan to selected employees and independent contractors of the Company and its present or future subsidiaries, in the discretion of the Committee. Stock options may be either incentive stock options, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. The exercise price of a nonqualified stock option may be at or below the fair market value per share of Common Stock on the date of grant but not below 50% of Fair Market Value (as defined in the Stock Option Plan); generally, the exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date of grant. Stock options will become exercisable in accordance with a schedule established at the time of grant. The Committee will determine each stock option's expiration date; provided that no incentive stock option may be exercised more than ten years after the date of grant. The Stock Option Plan provides that the exercise price for stock options granted thereunder may, as determined by the Committee, be payable in cash, shares of Common Stock, a combination of cash and Common Stock or by such other payment method as the Committee may prescribe.

  In addition to the foregoing Awards, the Committee may, in its sole discretion, grant such other forms of stock-based and cash-based Awards as it may determine to be consistent with the purpose of the Stock Option Plan.

  Awards under the Stock Option Plan may be granted to officers, other employees and independent contractors of the Company or any of its subsidiaries in the sole discretion of the Committee. Directors are not eligible to participate in the Stock Option Plan. As of the date of this Proxy Statement, options for 396,000 shares under the Stock Option Plan have been granted to current executive officers as a group and options for 592,100 shares have been granted to all employees, including all current officers who are not executive officers, as a group under the 1995 Stock Option Plan. In addition, the Company has granted Mr. Pertz options to purchase 300,000 shares under the Stock Option Plan in connection with the extension of his employment agreement. Information as to options granted to Named Executive Officers is set forth in the tables under "Proposal 1. Election of Directors--Cash Compensation--Certain Option Information." Inasmuch as future Awards under the Stock Option Plan will be granted at the sole discretion of the Committee and that performance criteria may vary from year to year and participant to participant, benefits under the Stock Option Plan are not determinable.

  The Stock Option Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part. No amendment may be made, however, that adversely affects any of the rights of a grantee under any Award theretofore granted, without such grantee's consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to an Award under the Stock Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

NONQUALIFIED STOCK OPTIONS ("NQSO")

  An optionee will not recognize any taxable income upon the grant of an NQSO. The Company will not be entitled to tax deduction with respect to the grant of NQSO's.

  Upon exercise of an NQSO, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at that time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

  In the event of a sale or other disposition of the Common Stock received upon the exercise of an NQSO any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock (which begins upon such exercise) is more than one year.

INCENTIVE STOCK OPTIONS ("ISO")

  An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a corresponding tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company (or certain subsidiaries of the Company) or within 90 days after termination of employment) or if the optionee engages in a "disqualifying disposition" as described below. The excess of the fair market value, on the date of the exercise of an ISO, of the Common Stock acquired upon exercise and over the exercise price constitutes an item of tax preference for purposes of the federal alternative minimum tax.

  A sale or exchange by an optionee of the Common Stock acquired upon the exercise of an ISO more than one year after the transfer of such Common Stock to such optionee and more than two years after the date of grant of the ISO generally will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the Common Stock to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such Common Stock that will have the following results: any excess of (i) the lesser of (a) the fair market value of the Common Stock at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the Common Stock over (ii) the exercise price of such ISO will be taxable as compensation income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such compensation income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.
                               ----------------

  The affirmative vote of a majority of the votes cast with respect to Proposal 2 is required for its approval. The Board of Directors recommends a vote FOR Proposal 2.

             PROPOSAL 3--RATIFY AND APPROVE SELECTION OF AUDITORS

  The Board of Directors on the recommendation of the Company's Audit Committee has selected, subject to ratification and approval by stockholders, KPMG Peat Marwick LLP ("KPMG"), to serve as independent auditors for the Company. KPMG has served as independent auditors for the Company for 19 years. Representatives of KPMG are expected to be present at the Meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
                               ----------------

  The affirmative vote of a majority of the votes cast with respect to Proposal 3 is required for its approval. The Board of Directors recommends a vote FOR Proposal 3.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

  From time to time, shareholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 Annual Meeting must be received by the Company no later than January 14, 1998, except that if the date of such meeting is changed by more than 30 days from its currently contemplated date, a reasonable time before solicitation of proxies for such meeting is made. Any such proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company.

STOCKHOLDER NOMINATIONS

  A stockholder may also nominate an individual for election as a director at the annual meeting but, pursuant to the Company's bylaws, written notice of such nomination must be received by the Secretary of the Company at One Culligan Parkway, Northbrook, Illinois, not later than ninety days in advance of such meeting. A copy of the Company's bylaws specifying the requirements for stockholder nominations will be furnished to any stockholder without charge upon written request to the Secretary.

STOCKHOLDER LIST

  A listing of the Company's stockholders of record will be available for examination by stockholders during normal business hours at the offices of the Company, at One Culligan Parkway, Northbrook, Illinois, at least ten days prior to the annual meeting.

REVOCABILITY OF PROXY

  A stockholder giving the enclosed proxy may revoke it at any time before it is exercised by filing with the Company a written notice of revocation or by a duly executed and presented proxy bearing a later date or by voting in person at the meeting.

Dated: May 14, 1997

                                       By Order of the Board of Directors

                                       Edward A. Christensen
                                       Secretary

                                                                        ANNEX A

                       CULLIGAN WATER TECHNOLOGIES, INC.

                  1997 STOCK OPTION AND INCENTIVE AWARD PLAN

1.PURPOSE

  Culligan Water Technologies, Inc. ("Culligan") hereby establishes the Culligan 1997 Stock Option and Incentive Award Plan (the "Plan"). As used herein, the term "Company" refers to Culligan and its wholly owned subsidiary, Culligan International Company.

  The purpose of the Plan is to align the interests of officers, other employees and independent contractors of Culligan and its subsidiaries with those of Culligan's stockholders; to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers, other employees and independent contractors in fulfilling their personal responsibilities for long-range achievements.

2.DEFINITIONS

  The following terms, as used herein, shall have the following meanings:

  (a) "Annual Incentive Compensation Award" shall mean an Award, pursuant to the Annual Incentive Compensation Program, contingent upon the attainment of Performance Goals with respect to a Performance Period.

  (b) "Annual Incentive Compensation Program" shall mean the program set forth in Section 8 of the Plan.

  (c) "Award" shall mean any Option, Restricted Stock, Stock Unit, Incentive Unit, Annual Incentive Compensation Award or freestanding SAR granted pursuant to the Plan.

  (d) "Award Agreement" shall mean any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award.

  (e) "Board" shall mean the Board of Directors of Culligan.

  (f) "Cause" shall mean, unless otherwise defined in the applicable Award Agreement (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries, (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries by the Participant or the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendre by the Participant to a felony, or (iii) the willful failure or refusal by the Participant to substantially perform his duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant's incapacity due to Disability). For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

  (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (h) "Committee" shall mean the Compensation Committee of the Board.

  (i) "Company" shall mean, collectively, Culligan Water Technologies, Inc. and Culligan International Company.

  (j) "Culligan" shall mean Culligan Water Technologies, Inc.

  (k) "DERs" shall mean dividend equivalent rights credited in respect of Stock Units granted hereunder.

  (l) "Disability" shall mean a physical or mental condition that Culligan determines prevents the Participant from substantially performing his duties or responsibilities for a period of at least six months.

  (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (n) "Fair Market Value" of a share of Stock on any date shall be the fair market value of such Stock as determined by the Committee in its sole discretion; provided that (A) if the Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Stock on such exchange on such date or, if none, the next earlier date on which a sale was reported;
      (B) if the Stock is admitted to quotation on the Nasdaq National Market or other comparable quotation system, Fair Market Value on any date shall be the last sale price reported for the Stock on such system on such date or, if none, the next earlier date on which a sale was reported; or (C) if the Stock is admitted to quotation on the Nasdaq Stock Market, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Stock on such system on such date.

  (o) "Incentive Stock Option" shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

  (p) "Incentive Unit" shall mean a unit that is assigned a dollar value and that relates to a Long-Term Incentive Compensation Award.

  (q) "Long-Term Incentive Compensation Award" shall mean an Award, granted pursuant to the Long-Term Incentive Compensation Program, the payment of which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

  (r) "Long-Term Incentive Compensation Program" shall mean the program set forth in Section 7 of the Plan.

  (s) "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

  (t) "Option" shall mean the right, granted pursuant to this Plan, of a holder to purchase shares of Stock under the Stock Option and SAR Program at an exercise price and upon the terms to be specified by the Committee.

  (u) "Participant" shall mean an officer, other employee or independent contractor of the Company or any of the Subsidiaries who is, pursuant to Section 4 of the Plan, selected to participate herein.

  (v) "Performance Goal" shall mean the criteria and objectives, determined by the Committee, that must be met during the applicable Performance Period as a condition of vesting or of the Participant's receipt of payment (or, in the case of Restricted Stock, the lapse of restrictions) with respect to an Award.

  (w) "Performance Period" shall mean (i) with respect to the Long-Term Incentive Compensation Program, the period of three (3) consecutive Plan Years or such other period (which in no case may be less than one
      (1) Plan Year) as may be determined by the Committee, (ii) with respect to the Annual Incentive Compensation Program, each Plan Year and (iii) with respect to all other Awards, such period as the Committee shall determine.

  (x) "Plan" shall mean the Culligan Water Technologies, Inc. 1997 Stock Option and Incentive Award Plan.

  (y) "Plan Year" shall mean the Company's fiscal year.

  (z) "Restricted Stock" shall mean any shares of Stock issued to a Participant, without payment to the Company, pursuant to Section 7(a) of the Plan.

  (aa) "Retirement" shall mean retirement of a Participant from the employ of the Company or any of its Subsidiaries in accordance with the terms of the Culligan Employees' Pension Plan or any successor plan thereto or, if a Participant is not covered by such plan, such retirement on or after such Participant's 65th birthday.

  (bb) "SAR" shall mean a tandem or freestanding stock appreciation right, granted to a Participant under Section 6(a) or 6(b), as the case may be, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

  (cc) "Stock" shall mean shares of common stock, par value $.01 per share, of Culligan.

  (dd) "Stock Option and SAR Program" shall mean the program set forth in
       Section 6 hereof.

  (ee) "Stock Unit" shall mean a unit that represents a share of Stock and that relates to a Long-Term Incentive Compensation Award.

  (ff) "Subsidiary" shall mean any entity in which Culligan directly or through intervening subsidiaries owns at least a majority interest of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, at least a majority in the capital and profits.

  (gg) "Ten Percent Stockholder" shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

3.ADMINISTRATION

  The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

  The Committee shall consist of two or more persons each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated such duties may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

  No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.ELIGIBILITY

  Awards may be granted to officers, other employees and independent contractors of the Company or any of its Subsidiaries in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.STOCK SUBJECT TO THE PLAN; LIMITATION ON GRANTS

  The maximum number of shares of Stock reserved for issuance pursuant to the Plan shall be 1,000,000 shares, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, the tandem Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of cancelled shares shall no longer be available for Awards under the Plan. Upon a cash payment made in respect of outstanding Stock Units or freestanding SARs, the number of shares represented by such Stock Units or SARs shall no longer be available for Awards under the Plan. Upon withholding of Stock Units to satisfy withholding tax liability of a participant, the number of shares so withheld shall no longer be available for Awards under the Plan.

  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

6.STOCK OPTION AND SAR PROGRAM

  Each Option or freestanding SAR granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable.

  (a)STOCK OPTIONS

    (1) Number of Shares. Each Award Agreement shall state the number of shares of Stock to which the Option relates. In the event that the Company becomes subject to Section 162(m) of the Code, then beginning with the Plan Year during which the Company becomes subject to Section 162(m), the number of shares of Stock subject to Options granted to any one Participant in any Plan Year, shall not exceed one-third of the total number of shares of Stock reserved for issuance pursuant to the Plan as provided in Section 5 hereof.

    (2) Type of Option. Each Award Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

    (3) Exercise Price. Each Award Agreement shall state the exercise price, which shall not be less than fifty percent (50%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

    (4) Method and Time of Payment. The exercise price shall be paid in full at the time of exercise. The exercise price may be paid in cash or by check, by the tender by the Participant to the Company of outstanding shares of Stock, a copy of irrevocable instructions to a registered broker/dealer to deliver promptly to the Company an amount of proceeds from the sale of shares of Stock to be issued pursuant to the Options being exercised or of a loan made with respect to shares of Stock to be issued pursuant to the Options being exercised sufficient, in either case, to pay the exercise price or a combination of any of the foregoing, in an amount having a combined value equal to such exercise price. The value of any Stock tendered pursuant to the preceding sentence shall be the Fair Market Value of such Stock as of the last trading day prior to the date of exercise.

    (5) Term and Exercisability of Options. Each Award Agreement shall provide that each Option shall become exercisable under the terms and in accordance with the vesting schedule that shall be established by the Committee at the time that the Award is granted; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options and Performance Goals with respect to which the vesting of Options may be contingent, as the Committee may prescribe in its discretion in the applicable Award Agreement. The exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Stock with respect to which the Option is being exercised. For purposes of the preceding sentence, the date of exercise shall be deemed to be the date upon which the Secretary of the Company receives such notification.

    (6) Termination of Employment. Unless otherwise provided in the applicable Award Agreement, in the event that a Participant ceases to be employed by (or, in the case of a non-employee, ceases to perform services for the Company) the Company or any Subsidiary (in each case, a "termination of employment"), all the outstanding Options held by such Participant shall be treated as follows:

      (A) Cause. If the Participant is terminated from his employment with the Company or a Subsidiary for Cause, all the Options (whether vested or unvested) shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of the termination of employment.

      (B) Disability. If the Participant is terminated from his employment with the Company or a Subsidiary by reason of Disability, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of termination of employment. All Options that have vested prior to such date shall remain exercisable for a period of one year following such date.

      (C) Death. If the Participant dies while employed by the Company or a Subsidiary, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of death. Following the Participant's death his executors, administrators, legatees or distributees may exercise the Options that have vested prior to the date of death for a period of one year following the date of death.

      (D) Other Terminations of Employment. If the Executive's employment is terminated for any other reason, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of termination of employment. All Options that have vested prior to such date shall remain exercisable for a period of 90 days following such date. Notwithstanding the foregoing, in the case of a Nonqualified Stock Option, the Committee may provide, after the time an Option is granted, that the Option may be exercised after the periods provided for in this Section 6(a)(6), but in no event beyond the original term of the Option.

    (7) Tandem Stock Appreciation Rights. The Committee shall have authority to grant a tandem SAR to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by such related Option. A tandem SAR shall, except as provided in this paragraph (7), be subject to the same terms and conditions as the related Option. Each tandem SAR granted pursuant to the Plan shall be reflected in the Award Agreement relating to the related Option.

      (A) Time of Grant. A tandem SAR may be granted either at the time of grant or at any time thereafter during the term of the Option; provided that tandem SARs related to Incentive Stock Options may only be granted at the time of grant of the related Option.

      (B) Payment. A tandem SAR shall entitle the holder thereof, upon exercise of the tandem SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (d) below and payable in the form determined pursuant to paragraph (g) below.

      (C) Exercise. A tandem SAR shall be exercisable at such time or times and only to the extent that the related Option is or has become exercisable and shall not be transferable except to the extent the related Option is or has become transferable. A tandem SAR shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the exercise price specified in the related Option.

      (D) Amount Payable. Upon the exercise of a tandem SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of the related Option, by (ii) the number of shares of Stock as to which such tandem SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any tandem SAR by including such a limit at the time it is granted.

      (E) Treatment of Related Options and Tandem SARs Upon Exercise. Upon the exercise of a tandem SAR, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the tandem SAR is exercised and upon the exercise of an Option granted in connection with a tandem SAR, the tandem SAR shall be cancelled to the extent of the number of shares of Stock as to which the Option is exercised.

      (F) Method of Exercise. Tandem SARs shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Stock with respect to which the tandem SAR is being exercised. For purposes of this paragraph (f), the date of exercise shall be deemed to be the date upon which the Secretary of the Company receives such notification.

      (G) Form of Payment. Payment of the amount determined under paragraph
    (d) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the tandem SAR or, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share shall be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 promulgated under the Exchange Act, no payment in the form of cash may be made upon the exercise of a tandem SAR to a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act unless the exercise of such SAR is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings or is otherwise made under circumstances that comply with such Rule 16b-3.

    (8) Incentive Stock Options. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

      (A) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed $100,000.

      (B) Exercise Price. The exercise price relating to any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option.

      (C) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (x) the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

(b) FREESTANDING STOCK APPRECIATION RIGHTS. The Committee shall have authority to grant a freestanding SAR that is not related to any Option. Freestanding SARs shall be subject to the following terms and conditions:

    (1) Number of Shares. Each Award Agreement shall state the number of shares of Stock to which the freestanding SARs relate.

    (2) Exercise Price. Each Award Agreement shall state the exercise price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock (to which the freestanding SARs relate) on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

    (3) Term and Exercisability of Freestanding SARs. Each Award Agreement shall provide the exercise schedule for the freestanding SAR as determined by the Committee, provided that the Committee shall have the authority to accelerate the exercisability of any freestanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the freestanding SAR or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in paragraph (b)(7) hereof. A freestanding SAR may be exercised, as to any or all full shares of Stock as to which the freestanding SAR has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Stock with respect to which the freestanding SAR is being exercised. For purposes of the preceding sentence, the date of exercise shall be deemed to be the date upon which the Secretary of the Company receives such notification.

    (4) Payment. A freestanding SAR shall entitle the holder thereof, upon exercise of the freestanding SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (5) below.

    (5) Amount Payable. Upon the exercise of a freestanding SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of such SAR by
  (ii) the number of shares of Stock as to which such freestanding SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any freestanding SAR by including such a limit at the time it is granted.

    (6) Form of Payment. Payment of the amount determined under paragraph (5) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the freestanding SAR or, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share shall be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 promulgated under the Exchange Act, no payment in the form of cash may be made upon the exercise of a freestanding SAR to a Participant who is subject to the reporting requirements of
  Section 16(a) of the Exchange Act unless the exercise of such SAR is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings or is otherwise made under circumstances which comply with such Rule 16b-3.

    (7) Termination. The terms and conditions set forth in Section 6(a)(6) hereof, relating to exercisability of Options in the event of termination of employment with the Company, shall apply equally with respect to the exercisability of freestanding SARs following termination of employment.

7.LONG-TERM INCENTIVE COMPENSATION PROGRAM

  Awards granted pursuant to this Section 7 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Awards may be granted in the form of Restricted Stock, Stock Units or Incentive Units.

  (a) RESTRICTED STOCK. The Committee shall determine the number of shares of Restricted Stock granted pursuant to the Award and the Performance Goals for the Performance Period, the attainment of which shall cause the restrictions to lapse in whole or in part and allow all or a specified portion of the Restricted Stock to vest, as specified in the Award Agreement.

    (1) Restrictions. During the Performance Period, shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Certificates for shares of Stock issued pursuant to Awards of Restricted Stock shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect. During the Performance Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee.

    (2) Ownership. Except to the extent otherwise set forth in the Award Agreement, during the Performance Period the Participant shall possess all incidents of ownership of such shares, subject to Section 7(a)(1), including the right to receive dividends with respect to such shares and to vote such shares.

  (b) INCENTIVE UNITS. The Committee shall determine the value of Incentive Units granted pursuant to the Award and the Performance Goals for the Performance Period with respect to such Award. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Incentive Units shall be made only if and to the extent that the Performance Goals with respect to such Performance Period are attained. Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages (which may be greater than one hundred percent (100%)) of the value of the Incentive Units shall be paid.

  (c) STOCK UNITS. The Committee shall determine the number of Stock Units granted pursuant to the Award and the Performance Goals for the Performance Period with respect to such Award. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of the Stock Units shall be made only if and to the extent that the Performance Goals with respect to such Performance Period are attained. Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which payment shall be made in respect of specified percentages (not to exceed one hundred percent (100%)) of such Stock Units.

    (1) DERs. (A) Outstanding Stock Units shall be credited with DERs based upon dividends paid on outstanding shares of Stock between the date such Stock Units are granted and the date of payment in respect of such Stock Units. Such DERs, once credited, shall be converted into an equivalent number of Stock Units (including fractional Stock Units).

    (B) DERs based on dividends paid in cash shall be credited, as of each dividend payment date, in accordance with the following formula:

      (A x B) / C

  in which "A" equals the number of shares to which the Stock Units relate, "B" equals the cash dividend per share and "C" equals the Fair Market Value per share of Stock on the dividend payment date.

    (C) If a dividend is paid in property other than cash, DERs shall be credited, as of the dividend payment date, in accordance with the formula set forth above, except that "B" shall equal the fair market value per share of the property that the holder of the Stock Unit would have received in respect of the number of shares of Stock underlying such Stock Unit had such shares been owned as of the record date for such dividend.

  (d) TIME AND FORM OF PAYMENT. Unless otherwise determined by the Committee, all payments in respect of Stock Units and Incentive Units granted under this
Section 7 shall be made within a reasonable period after the end of the Performance Period. Payments in respect of Stock Units and Incentive Units shall be made either in cash or in Stock, or in a combination of cash and Stock, as determined by the Committee. For purposes of the preceding sentence,
(1) the Fair Market Value of Stock (as of the date of payment) delivered in full or partial payment of Incentive Units shall equal the portion of the value of Incentive Units (determined as of the end of the Performance Period) with respect to which such payment is being made and (2) the amount of cash delivered in full or partial payment of Stock Units shall equal the Fair Market Value (as of the end of the Performance Period) of the number of shares of Stock relating to the Stock Units with respect to which such cash payment is being made.

  (e) TERMINATION AND MISSED PERFORMANCE GOALS. Subject to such exceptions as may be determined by the Committee, if the Participant's continuous employment with the Company or any of its Subsidiaries shall terminate for any reason prior to the expiration of the Performance Period of an Award, or to the extent any Performance Goals for the Performance Period are not met, (i) any shares of Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the Participant and transferred to, and reacquired by, the Company at no cost to the Company and (ii) any and all rights to payment in respect of Incentive Units and Stock Units shall be forfeited by the Participant.

8.ANNUAL INCENTIVE COMPENSATION PROGRAM

  Awards granted pursuant to this Section 8 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

  (a) IN GENERAL. The Committee shall determine the amount of each Annual Incentive Compensation Award and shall specify with respect to a Performance Period the Performance Goals applicable to the Award. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Annual Incentive Compensation Awards shall be made only if and to the extent that the Performance Goals with respect to such Performance Period are attained. Performance Goals may include a level of performance below which no payment shall be made and levels of performance at which specified percentages (which may not be greater than one hundred percent (100%)) of the Annual Incentive Compensation Award shall be paid.

  (b) TIME AND FORM OF PAYMENT. Unless otherwise determined by the Committee, all payments in respect of Annual Incentive Compensation Awards granted under this Section 8 shall be made within a reasonable period after the end of the Performance Period. Payments shall be made either in cash or in Stock, or in a combination of cash and Stock, as determined by the Committee. For purposes of the preceding sentence, the Fair Market Value of Stock (as of the date of payment) delivered in full or partial payment of Annual Incentive Compensation Awards shall equal the portion of the value of Annual Incentive Compensation Awards (determined as of the end of the Performance Period) with respect to which such payment is being made.

  (c) TERMINATION AND MISSED PERFORMANCE GOALS. Subject to such exceptions as may be determined by the Committee, if the Participant's continuous employment with the Company or any of its Subsidiaries shall terminate for any reason prior to the expiration of the Performance Period of an Award, or to the extent that any Performance Goals for the Performance Period are not met, any and all rights to payment in respect of Annual Incentive Compensation Awards shall be forfeited by the Participant.

9.GENERAL PROVISIONS

  (a) COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

  (b) NONTRANSFERABILITY. Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Option by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Option.

  During an Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (y) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status or (z) the award is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the Option to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Notwithstanding the foregoing, subject to any conditions as the Committee may prescribe, any Participant may, upon written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided that no such transfer by any Participant may be made in exchange for consideration.

  (c) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

  (d) WITHHOLDING TAXES. Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.

  Upon the disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option, the Company shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

  Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods or by a combination of such methods: (a) tendering a cash payment, (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation and (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in
(b)(1) above is irrevocable once it is made, may be disapproved by the Committee and, if made by any director, officer or other person who is subject to Section 16(b) of the Exchange Act, must be made (x) only during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following the date of such release or (y) not less than six (6) months prior to the date such Participant's withholding tax obligation arises.

  (e) AMENDMENT AND TERMINATION OF THE PLAN. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 promulgated under the Exchange Act shall be effective unless the same shall be approved by the requisite vote of the stockholders of Culligan. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Options under the Plan shall automatically terminate ten (10) years after the adoption of the Plan by the stockholders. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

  (f) PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

  (g) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

  (h) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

  (i) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

  (j) EFFECTIVE DATE. The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of Culligan. In the absence of such approval, such Awards shall be null and void.

  (k) BENEFICIARY. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

  (l) INTERPRETATION. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and all provisions hereof shall be construed in a manner to so comply.

                           [LOGO OF CULLIGAN]

DIRECTIONS TO CULLIGAN

Culligan is at One Culligan Parkway in Northbrook, Illinois. The building is on the east side of Sanders, just to the north of where Sanders intersects with Willow Road (Palatine Express). (The intersection of Sanders and Willow is just to the west of where Willow intersects with I-294.)

From O'Hare Airport

Take I-294 (the Tri-State Tollway north toward Milwaukee, Wisconsin. Exit at Willow Road. After you exit the toll booth, stay in the center lane and turn left (west) at the light. Continue on Willow Road about 1/4 mile. Turn right (north) on Sanders. Culligan Parkway is the first road to the right.

From Downtown Chicago

Take I-90/94 (Kennedy Expressway) toward O'Hare Airport. After I-90 splits from I-94, continue on I-90 toward the airport until it connects with I-294. Then follow the directions above.


                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

--------------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR the election of the nominees named below and FOR Proposals 2 and 3.
--------------------------------------------------------------------------------

1.  Election of Four Directors for a three-year term expiring in 2000:
    Nominees:  R. Theodore Ammon, Bernard Attal, Robert H. Falk and Mark H.
               Rachesky

               FOR              WITHHELD
               [_]                [_]

                                                MARK HERE [_]
                                                FOR ADDRESS
[_]__________________________________________   CHANGE AND
    For all nominees except as noted above      NOTE BELOW

2. Approval of Culligan Water Technologies, Inc. 1997 Stock Option and Incentive Compensation Plan.

        FOR     AGAINST      ABSTAIN
        [_]       [_]          [_]

3. Ratification and approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company.

        FOR     AGAINST      ABSTAIN
        [_]       [_]          [_]

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the nominees named above and FOR proposals 2 and 3. Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

Please Date, Sign and Return TODAY in the Enclosed Envelope.

This Proxy should bear your signature(s) exactly as your name(s) appear in the stencil to the left. When signing as attorney, executor, administrator, personal representative, trustee, guardian or corporate officer, please give full title. For joint accounts, each joint owner should sign.

Signature:________________ Date:_______ Signature:_________________ Date:_______

                                  DETACH HERE


                       CULLIGAN WATER TECHNOLOGIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

     The undersigned hereby appoints Michael E. Salvati and Edward A. Christensen, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all shares of Common Stock of Culligan Water Technologies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Culligan Water Technologies, Inc. to be held at the offices of the Company at One Culligan Parkway, Northbrook, Illinois on Friday, June 13, 1997 at 10:00 A.M. local time, and at any adjournments or postponements thereof.

                                                               -----------
                                                               SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SIDE
                                                               -----------